Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended December 31, 2008

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 802	$ 992	$ 14	$ 358	$ 119	$ 30	$ (22)	$ 2,293

Cost of Sales and Other Expenses	(590)	(829)	(18)	(278)	(99)	(55)	(7)	(1,876)

Depreciation & Amortization	(75)	(71)	-	(14)	(10)	(7)	(2)	(179)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	241	(2)	13	-	(3)	249

Other Income (Expense), Net	7	1	-	(2)	-	(2)	(81)	(77)

Income (Loss) Before Interest & Tax (1)	144	93	237	62	23	(34)	(115)	410

Net Interest Expense (2)	(23)	(16)	(4)	-	(4)	(2)	(33)	(82)

Income Tax (Expense) Benefit	(40)	(23)	(69)	(2)	(3)	23	99	(15)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	6	-	-	6

Net Income (Loss)	$ 81	$ 54	$ 164	$ 60	$ 22	$ (13)	$ (49)	$ 319

Three Months Ended December 31, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 768	$ 1,114	$ 773	$ 412	$ 72	$ (11)	$ (18)	$ 3,110

Cost of Sales and Other Expenses	(590)	(936)	(469)	(327)	(70)	(14)	(33)	(2,439)

Depreciation & Amortization	(76)	(71)	(7)	(15)	(2)	-	(1)	(172)

Equity Earnings (Losses) Recorded Before Income Tax	-	-	-	3	1	-	(2)	2

Other Income (Expense), Net	1	1	-	-	1	-	15	18

Income (Loss) Before Interest & Tax (1)	103	108	297	73	2	(25)	(39)	519

Net Interest (Expense) Income (2)	(22)	(12)	(15)	2	(1)	-	(13)	(61)

Income Tax (Expense) Benefit	(34)	(38)	(96)	(35)	-	6	14	(183)

Equity Earnings Recorded Net of Income Tax	-	-	-	-	13	-	-	13

Discontinued Operations	-	-	-	-	-	-	1	1

Net Income (Loss)	$ 47	$ 58	$ 186	$ 40	$ 14	$ (19)	$ (37)	$ 289

(1) Management believes "Income (Loss) before Interest & Taxes" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Income Statement Data by Business Unit

Year Ended December 31, 2008

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,251	$ 4,768	$ 500	$ 1,784	$ 457	$ 74	$ (76)	$10,758

Cost of Sales and Other Expenses	(2,386)	(4,054)	(428)	(1,409)	(413)	(130)	(25)	(8,845)

Depreciation & Amortization	(298)	(280)	(6)	(56)	(20)	(15)	(12)	(687)

Gains (Losses) on Sale of Assets	3	-	110	2	-	-	(1)	114

Equity Earnings (Losses) Recorded Before Income Tax	-	-	383	8	43	-	(14)	420

Other Income (Expense), Net	25	2	-	(1)	2	11	(93)	(54)

Income (Loss) Before Interest & Tax (1)	595	436	559	328	69	(60)	(221)	1,706

Net Interest (Expense) Income (2)	(95)	(52)	(16)	(6)	-	(7)	(42)	(218)

Income Tax (Expense) Benefit	(161)	(140)	(201)	(100)	(23)	21	166	(438)

Equity Earnings Recorded Net of Income Tax	-	-	3	-	60	-	-	63

Net Income (Loss)	$ 339	$ 244	$ 345	$ 222	$ 106	$ (46)	$ (97)	$ 1,113

Year Ended December 31, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,852	$ 4,282	$ 2,674	$ 1,476	$ 314	$ (22)	$ (138)	$11,438

Cost of Sales and Other Expenses	(2,053)	(3,566)	(1,906)	(1,169)	(297)	(44)	(44)	(9,079)

Depreciation & Amortization	(301)	(281)	(26)	(56)	(11)	-	(11)	(686)

Gains on Sale of Assets	2	2	-	-	-	-	2	6

Equity Earnings (Losses) Recorded Before Income Tax	-	-	-	9	(4)	-	(14)	(9)

Other Income (Expense), Net	11	(3)	-	-	3	-	79	90

Income (Loss) Before Interest & Tax (1)	511	434	742	260	5	(66)	(126)	1,760

Net Interest (Expense) Income (2)	(93)	(44)	(31)	13	(2)	(2)	(51)	(210)

Income Tax (Expense) Benefit	(135)	(160)	(252)	(111)	2	22	110	(524)

Equity Earnings Recorded Net of Income Tax	-	-	40	-	59	-	-	99

Discontinued Operations	-	-	-	-	-	-	(26)	(26)

Net Income (Loss)	$ 283	$ 230	$ 499	$ 162	$ 64	$ (46)	$ (93)	$ 1,099

(1) Management believes "Income (Loss) before Interest & Taxes" is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest (Expense) Income includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.